Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2024, with respect to the consolidated financial statements of 180 Life Sciences Corp. as of December 31, 2023, and for the year then ended included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

San Francisco, CA

May 9, 2025